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                                                                     Exhibit 8.1










                               September 25, 1997


Sanmina Corporation
355 East Trimble Road
San Jose, California 95131

Ladies and Gentlemen:

         This opinion is being delivered to you in accordance with Section 6.3(d) of the Agreement and Plan of Merger dated as of July 22, 1997 (the "Reorganization Agreement") by and among Sanmina Corporation, a Delaware corporation ("Sanmina"), SANM Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Sanmina ("Merger Sub") and Elexsys International, Inc., a Delaware corporation ("Elexsys"). Pursuant to the terms of the Reorganization Agreement, Merger Sub will merge with and into Elexsys (the "Merger"), and Elexsys will become a wholly-owned subsidiary of Sanmina.

         Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         We have acted as counsel to Sanmina in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in, the following documents (including all exhibits and schedules attached thereto):

         1.       the Reorganization Agreement;

         2. those certain tax representation letters dated September 9 and September 27, 1997 delivered to us by Sanmina, Merger Sub and Elexsys containing certain representations of Sanmina, Merger Sub and Elexsys (the "Tax Representation Letters");

         3. Continuity of Interest Certificates dated September 9, 1997 by certain shareholders of Elexsys in favor of Sanmina, Merger Sub and Elexsys (the "Continuity of Interest Certificates"); and

         4. The proxy statement/prospectus of Elexsys and the consent solicitation statement of the Sanmina (the "Registration Statement"); and


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Sanmina Corporation
September 25, 1997
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         5.       such other instruments and documents related to the formation, organization and operation of Sanmina, Merger Sub and Elexsys and related to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

         a. Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Date) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

         b. All representations, warranties and statements made or agreed to by Sanmina, Merger Sub and Elexsys, their managements, employees, officers, directors and shareholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto), the Tax Representation Letters and the Continuity of Interest Certificates are true and accurate at all relevant times;

         c. All covenants contained in the Reorganization Agreement (including exhibits thereto), the Tax Representation Letters and the Continuity of Interest Certificates are performed without waiver or breach of any material provision thereof;

         d. There is no plan or intention on the part of the shareholders of Elexsys to engage in a sale, exchange, transfer, distribution, pledge, or other disposition or any transaction which results in a reduction of risk of ownership, or a direct or indirect disposition of shares of Sanmina Common Stock to be received in the Merger that would reduce Elexsys's shareholders' ownership of Sanmina Common Stock to a number of shares having an aggregate fair market value, as of the Effective Time, of less than fifty percent (50%) of the aggregate fair market value of all of Elexsys Common Stock and Preferred Stock ("Elexsys Capital Stock") outstanding immediately prior to the Effective Time. (For purposes of the preceding sentence, shares of Elexsys Capital Stock pursuant to which shareholders of Elexsys exercise dissenters' rights in the Merger, which are exchanged for consideration in the Merger other than shares of Sanmina Common Stock, including being exchanged for cash in lieu of fractional shares of Sanmina Common Stock or are sold, redeemed or disposed of in a transaction that is in contemplation of or related to the Merger, shall be considered shares of Elexsys Capital Stock held by


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Sanmina Corporation
September 25, 1997
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                  shareholders of Elexsys immediately prior to the Merger which are exchanged for shares of Sanmina Common Stock in the Merger and then disposed of pursuant to a plan);

         e. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification; and

         f. The opinion, dated September 25, 1997, from Cooley Godward LLP to Elexsys in satisfaction of Section 6.3(c) of the Reorganization Agreement has been delivered and has not been withdrawn.

         Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a reorganization within the meaning of Sections 368(a)(1) of the Code.

         In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Certain Federal Income Tax Considerations" contained in the Registration Statement and believe that such information fairly presents the current federal income tax law applicable to the Merger and the material federal tax consequences to Sanmina, Merger Sub and Elexsys, and Elexsys's shareholders as a result of the Merger.

         We consent to the reference to our firm under the caption "Certain Federal Income Tax Considerations" in the Proxy Statement included in the Registration Statement and to the filing of this opinion as an exhibit to the Proxy Statement and to the Registration Statement.

         This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

         No opinion is expressed as to any transaction other than the Merger as described in the Reorganization Agreement, or as to any other transaction whatsoever, including the Merger, if all of the transactions described in the Reorganization Agreement are not consummated in accordance with the terms of the Reorganization Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warrants, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

         This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other Governmental Body. The conclusions are based on the Code, existing judicial decisions, administration regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.


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Sanmina Corporation
September 25, 1997
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        This opinion has been delivered to you for the purpose of being included as an exhibit to the Registration Statement and satisfying the conditions set forth in Section 6.3(d) of the Reorganization Agreement. This opinion has been delivered by us in our capacity as counsel to Sanmina. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under "The Merger -- Certain Federal Income Tax Consequences" and "Legal Matters."


                                         Very truly yours,

                                         WILSON SONSINI GOODRICH & ROSATI
                                         Professional Corporation

                                         /s/ WILSON SONSINI GOODRICH & ROSATI